Exhibit 3.1

CERTIFICATE OF FORMATION

OF

TDS INVESTOR LLC

1.             The name of the limited liability company is TDS Investor LLC.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of TDS Investor LLC this 12th day of June, 2006.

By:	/s/ Anthony Vernace
Name: Anthony Vernace
Title: Authorized Person

CERTIFICATE OF CONVERSION TO CORPORATION

OF

TDS INVESTOR LLC

TO

TDS INVESTOR CORPORATION

This Certificate of Conversion to Corporation, dated as of July 21, 2006, is being duly executed and filed by Martin Brand, to convert TDS Investor LLC, a Delaware limited liability company (the “Company”), to TDS Investor Corporation, a Delaware corporation, pursuant to Section 265 of the Delaware General Corporation Law.

1.             The Company was first formed on June 12, 2006, as a Delaware limited liability company.

2.             The name of the limited liability company immediately prior to filing this Certificate of Conversion to Corporation was TDS Investor LLC.

3.             The name of the corporation set forth in its certificate of incorporation being filed herewith is TDS Investor Corporation.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Corporation as of the date first-above written.

TDS Investor LLC

By:	/s/ Martin Brand
Name: Martin Brand
Title: Manager

CERTIFICATE OF INCORPORATION

OF

TDS INVESTOR CORPORATION

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

FIRST: The name of the Corporation is TDS Investor Corporation.

SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

FIFTH: The name of the sole incorporator is Martin Brand, and his address is The Blackstone Group, 345 Park Avenue, New York, New York 10154.

SIXTH: The Board of Directors of the Corporation, acting by majority vote, may adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on July 21, 2006.

/s/ Martin Brand
Name: Martin Brand
Title: Incorporator

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
TDS INVESTOR CORPORATION

TDS Investor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to “Travelport Inc.”

SECOND: That in lieu of a meeting and vote of the stockholder, the stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolutions:

“RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

“FIRST: The name of the Corporation is Travelport Inc.”
and it is further

RESOLVED, that the foregoing name change shall be effective upon the filing of this certificate.”

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Rochelle J. Boas, its Vice President and Assistant Secretary, this 26th day of September, 2006.

/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary

CERTIFICATE OF CONVERSION

FROM A CORPORATION

TO LIMITED LIABILITY COMPANY

Pursuant to Sections 18-201 and 18-214 of the
Delaware Limited Liability Company Act
and Section 266 of the
General Corporation Law of the State of Delaware

1. The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Travelport Inc: The Corporation was originally formed as TDS Investor LLC on June 12, 2006. On July 21, 2006, the Corporation filed a Certificate of Conversion with the Secretary of State of Delaware changing its name to TDS Investor Corporation.

2. The Corporation was originally formed on the I2’h day of June 2006 tinder the laws of the State of Delaware.

3. The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Travelport LLC.

4. The Conversion has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed in its name this 31st day of January, 2007.

TRAVELPORT INC.

By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Vice President and Assistant Secretary

CERTIFICATE OF FORMATION

OF

TRAVELPORT LLC

1.             The name of the limited liability company is Travelport LLC.

2.             The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 31st day of January, 2007,

By:	/s/ Rochelle J. Boas
Name: Rochelle J. Boas
Title: Authorized Person